EXHIBIT 10.8(c)
AMENDMENT TO THE
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
2000 EQUITY INCENTIVE PLAN
(Effective as of January 1, 2013)

This Amendment (the “Amendment”) to the Integra LifeSciences Holdings Corporation 2000 Equity Incentive Plan, as amended (the “Plan”) amends the Plan as follows:

1.    Section 2 of the Plan is hereby amended to include the following definitions:

“Cause” shall mean, with respect to any Participant, “Cause” as defined in such Participant's employment agreement or severance agreement with the Company if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (i) the Participant's neglect of duties or responsibilities that he or she is required to perform for the Company or any willful failure by the Participant to obey a lawful direction of the Board or the Company; (ii) the Participant's engaging in any act of dishonesty, fraud, embezzlement, misrepresentation or other act of moral turpitude; (iii) the Participant's knowing violation of any federal or state law or regulation applicable to the Company's business; (iv) the Participant's material breach of any confidentiality, non-compete agreement or invention assignment agreement or any other material agreement between the Participant and the Company; (v) the Participant's conviction of, or plea of nolo contendere to, any felony or crime of moral turpitude which conviction or plea is materially and demonstrably injurious to the Company or any of its subsidiaries; (vi) failure by the Participant to comply with the Company's material written policies or rules; or (vii) the Participant's act or omission in the course of his or her employment which constitutes gross negligence or willful misconduct.

“Good Reason” shall mean, with respect to any Participant, “Good Reason” as defined in an employment, severance or applicable award agreement between such Participant and the Company if such an agreement exists and contains a definition of Good Reason or, if no such agreement exists or such agreement does not contain a definition of Good Reason, then Good Reason shall mean, without the express written consent of the Participant, the occurrence of any of the following:

(i) a material diminution in the Participant's authority, duties or responsibilities or the assignment of duties to the Participant that are materially inconsistent with the Participant's position with the Company;

(ii) a material reduction in the Participant's base salary; or

(iii) a change in the geographic location at which the Participant must perform services to a location more than fifty miles from the location at which the Participant normally performs such services as of the date of grant of the award, provided, that the Participant's resignation shall only constitute a resignation for Good Reason if (x) the Participant provides the Company with a notice of termination for Good Reason within thirty days after the initial existence of the facts or circumstances constituting Good Reason, (y) the Company has failed to cure such facts or circumstances within thirty days after receipt of the notice of termination, and (z) the date of termination occurs no later than sixty days after the initial occurrence of the facts or circumstances constituting Good Reason.

“Qualifying Termination” shall mean a termination of a Participant's service (i) by the Company without Cause or (ii) with respect to a Participant who is a member of the Company's Executive Leadership Team and/or a Participant who is party to an employment, severance or applicable award agreement that contains a definition of Good Reason, by the Participant for Good Reason.

2.    Section 8.5(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“8.5 Change in Control. Notwithstanding any other provision of this Plan and subject to Section 8.6 below:

a)    (i) With respect to Awards granted under the Plan prior to January 1, 2013, all outstanding Options and all Stock Appreciation Rights shall become fully vested and exercisable, all Performance Stock and all Dividend

Equivalent Rights shall become fully vested, all Contract Stock shall become immediately payable, and all restrictions shall be removed from any outstanding Restricted Stock, upon a Change in Control; and

(ii) To the extent allowed under applicable law or regulatory filings or unless otherwise determined by the Committee, with respect to Awards granted under the Plan on or after to January 1, 2013, in the event that a Change in Control occurs and the Participant incurs a Qualifying Termination on or within twelve (12) months following the date of such Change in Control, each outstanding Award held by a Participant, other than any Award subject to performance-vesting, shall become fully vested (and, as applicable, exercisable) and all forfeiture restrictions thereon shall lapse upon such Qualifying Termination.”

3.    The following new Section 10.16 is hereby added to the Plan:

“10.16 Clawback, Repayment or Recapture Policy. Notwithstanding anything contained in the Plan to the contrary, to the extent allowed under applicable law or regulatory filings or unless otherwise determined by the Committee, all Awards granted under the Plan on or after January 1, 2013, and any related payments made under the Plan after such date, shall be subject to the provisions of any clawback, repayment or recapture policy implemented by the Company, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to an Award or payment under the Plan.”

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of Integra LifeSciences Holdings Corporation, has caused this Amendment to be executed on this 13th day of December, 2012.

INTEGRA LIFESCIENCES HOLDINGS
CORPORATION

By: /s/ Richard D. Gorelick
Name: Richard D. Gorelick
Title: Corporate Vice President, General Counsel,
Administration and Secretary